Exhibit 4.3

EATON CORPORATION plc

INCORPORATED UNDER THE LAWS OF IRELAND

NUMBER: C

SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY

ORDINARY

CUSIP G29183 10 3

This Certifies that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

CERTIFICATE OF SHARES

Eaton Corporation plc, par value U.S. $0.01 each, transferable upon the register of the Company by the registered holder hereof in person or by duly authorized attorney, upon surrender of this certificate accompanied by a proper form of transfer, properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Association of the Company, a copy of which is on file with the Transfer Agent, to all of which holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the signatures of its duly authorized officers.

Dated:

SENIOR VICE PRESIDENT AND SECRETARY

EATON CORPORATION plc CORPORATE Seal SECURITIES DUBLIN, IRELAND

PRESIDENT

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706	PROOF OF: NOVEMBER 12, 2012 EATON CORPORATION WO 6146 OPERATOR: MR Rev 2

Border print in SC 7LL Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF AB note North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706 PROOF OF: NOVEMBER 13, 2012 EATON CORPORATION WO 6146 BK OPERATOR: MR REV.2 Within five days after the receipt of a request addressed to the corporate Secretary, EATON CORPORATION plc will mail to the record holder of this certificate without charge, a copy of the Memorandum and Articles of Association of the Company, which include the express terms of the shares represented by this certificate and other classes and series of shares which the Company is authorized to issue. If you wish to transfer your shares, please contact the transfer agent at 888-597-8625 within the U.S. and Canada and +1-312-588-4141 outside of the U.S. and Canada. For value received, being $ hereby sell, assign and transfer unto THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNOR ordinary shares, nominal value $0.01 each, represented by the within Certificate and do hereby irrevocably constitute and appoint PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE to transfer the said shares on the books of the within named Company with full power of substitution in the premises. Dated NOTICE: Attorney (Signature)